UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-8568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 697-1441

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective October 9, 2015, the Board of Directors (the “Board”) of IGI Laboratories, Inc. (the “Company”), at the recommendation of the Company’s Organization and Compensation Committee based on the study and suggestions of an independent compensation consultant, approved the Company’s new non-executive director compensation policy.

Under the Company’s current non-executive director compensation policy, each non-executive director receives (1) a grant of options made under the Company’s 2009 Equity Incentive Plan to purchase 15,000 shares of the Company’s common stock, par value $0.01 per share, made at the time of such director’s appointment, (2) a grant of options made under the Company’s 1999 Director Stock Option Plan to purchase 15,000 shares of the Company’s common stock, made at the time of such director’s appointment and annually thereafter and (3) an annual cash retainer of $25,000, payable on a quarterly basis. In addition, under the Company’s 1999 Director Stock Option Plan, the Chairman of the Board receives an annual grant of options to purchase an additional 20,000 shares of the Company’s common stock, the Chairman of the Audit Committee receives an annual grant of options to purchase an additional 20,000 shares of the Company’s common stock, and the Chairman of the Organization and Compensation Committee receives an annual grant of options to purchase an additional 15,000 shares of the Company’s common stock.

Under the Company’s new non-executive director compensation policy (the “Policy”), which will be effective on January 1, 2016, the annual cash retainer payable to each non-executive director of the Board shall be $25,000. Each non-executive director of the Board shall also receive an annual grant of options to purchase 20,000 shares of the Company’s common stock, par value $0.01 per share. In addition to the compensation paid to non-executive directors as described above, each member of the Company’s Audit Committee shall receive an annual cash retainer equal to $10,000, and the Chairman of the Audit Committee shall receive an additional cash retainer equal to $10,000 (for a total cash retainer of $20,000). Each member of the Company’s Organization and Compensation Committee shall receive an annual cash retainer equal to $7,500, and the Chairman of the Organization and Compensation Committee shall receive an additional cash retainer equal to $7,500 (for a total cash retainer of $15,000). Each member of the Company’s Nominating and Corporate Committee shall receive an annual cash retainer equal to $5,000, and the Chairman of the Nominating and Corporate Committee shall receive an additional cash retainer equal to $5,000 (for a total cash retainer of $10,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IGI LABORATORIES, INC.

By:	/s/ Jenniffer Collins
Name:	Jenniffer Collins
Title:	Chief Financial Officer

Date: October 15, 2015